Exhibit 99.1

Assembly Biosciences Announces Pricing of $100 Million
Offering of Common Stock and Pre-Funded Warrants

SOUTH SAN FRANCISCO, Calif. – May 22, 2026 – Assembly Biosciences, Inc. (Nasdaq: ASMB), a biotechnology company developing innovative therapeutics targeting serious viral and liver diseases, today announced the pricing of an underwritten, registered offering (the offering) of an aggregate of 3,358,602 shares of common stock at an offering price per share of common stock of $26.50, and, to certain investors in lieu of common stock, pre-funded warrants to purchase up to 415,000 shares of common stock at an offering price per pre-funded warrant of $26.499, which represents the per share offering price of the common stock less the $0.001 exercise price per share for each pre-funded warrant. Gross proceeds from the offering, before deducting underwriting discounts and commissions and other offering expenses, are expected to be approximately $100 million. Assembly Bio has also granted the underwriters a 30-day option to purchase up to an additional 566,040 shares of common stock at the offering price, less underwriting discounts and commissions.

The offering includes participation from new and existing investors, including Gilead Sciences, Inc., Commodore Capital, Farallon Capital Management, Seven Fleet Capital, Sirenia Capital Management LP, Columbia Threadneedle Investments, Paradigm BioCapital Advisors, Squadron Capital Management, a large global mutual fund, and other healthcare-dedicated investors.

All shares of common stock and pre-funded warrants to be sold in the offering will be offered by Assembly Bio. The offering is expected to close on or about May 26, 2026, subject to the satisfaction of customary closing conditions.

Assembly Bio plans to use the net proceeds from the offering to fund clinical development of pipeline candidates and for general corporate purposes.

Guggenheim Securities and UBS Investment Bank are acting as joint book-running managers for the offering. Mizuho is also acting as a book-running manager for the offering. H.C. Wainwright & Co. is acting as lead manager for the offering.

A shelf registration statement relating to the securities being sold in the offering has been filed with the Securities and Exchange Commission (SEC) and was declared effective on March 27, 2026. A preliminary prospectus supplement and a final prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement and final prospectus supplement may be obtained by contacting Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, 8th Floor, New York, New York 10017, by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com; or UBS Securities LLC, Attention: Prospectus Department, UBS Investment Bank, 11 Madison Avenue, New York, New York 10010 or by email at ol-prospectus-request@ubs.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Assembly Biosciences

Assembly Biosciences is a biotechnology company dedicated to the development of innovative small-molecule therapeutics designed to change the path of serious viral and liver diseases and improve the lives of patients worldwide. Led by an accomplished team of leaders in viral and liver diseases, Assembly Bio is committed to improving outcomes for patients struggling with the serious, chronic impacts of herpesvirus, hepatitis delta virus (HDV) infections, cholestatic liver diseases and hepatitis B virus (HBV).

Forward-Looking Statements

The information in this press release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to materially differ. These forward-looking statements include statements about the offering, including the expected timing and completion thereof and use of proceeds therefrom. These risks and uncertainties include: Assembly Bio’s ability to realize the potential benefits of its collaboration with Gilead Sciences, Inc. (Gilead), including all financial aspects of the collaboration and equity investments; Assembly Bio’s ability to initiate and complete clinical studies involving its therapeutic product candidates, including studies contemplated by Assembly Bio’s collaboration with Gilead, in the currently anticipated timeframes or at all; safety and efficacy data from clinical or nonclinical studies may not warrant further development of Assembly Bio’s product candidates; clinical and nonclinical data may not differentiate Assembly Bio’s product candidates from other companies’ candidates; Assembly Bio’s ability to maintain financial resources necessary to continue its research activities, clinical studies and other business operations; potential effects of changes in government regulation; results of nonclinical studies may not be representative of disease behavior in a clinical setting and may not be predictive of the outcomes of clinical studies; and other risks identified from time to time in Assembly Bio’s reports filed with the U.S. Securities and Exchange Commission (the SEC). You are urged to consider statements that include the words may, will, would, could, should, might, believes, hopes, estimates, projects, potential, expects, plans, anticipates, intends, continues, forecast, designed, goal or the negative of those words or other comparable words to be uncertain and forward-looking. Assembly Bio intends such forward-looking statements to be covered by the safe harbor provisions contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. More information about Assembly Bio’s risks and uncertainties are more fully detailed under the heading “Risk Factors” in Assembly Bio’s filings with the SEC, including its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Except as required by law, Assembly Bio assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors:
Patrick Till
Meru Advisors
(484) 788-8560
investor_relations@assemblybio.com

Media:
Jamie Strachota

Sam Brown Healthcare Communications, Inc.
(703) 819-7647
ASMBMedia@sambrown.com